NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Net Income of $132 Million; Full Year Return on Equity of 11.8%

Greenwich, CT, January 29, 2019 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the fourth quarter of 2018 of $132 million, or $1.03 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2018	2017	2018	2017

Gross premiums written	$1,847,214	$1,779,446	$7,702,494	$7,476,963
Net premiums written	1,519,571	1,478,236	6,433,227	6,260,508

Net income to common stockholders	132,357	154,589	640,749	549,094
Net income per diluted share	1.03	1.21	5.00	4.26

Return on equity (1)	9.8%	12.3%	11.8%	10.9%

(1)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

Full year highlights included:

•	Return on equity of 11.8%, despite heightened industry catastrophe losses.

•	Total capital returned to shareholders was $280 million, including $255 million of ordinary and special dividends and $25 million of share repurchases.

•	Before dividends and share repurchases, book value per share grew 4.9% in spite of rising interest rates.

Fourth quarter highlights included:

•	The accident year combined ratio excluding catastrophes was 93.9% and the calendar year combined ratio was 95.9%.

•	Investment income increased 7.1%.

•	Total capital returned to shareholders was $97 million, including $79 million of ordinary and special dividends and $18 million of share repurchases.

•	Before dividends and share repurchases, book value per share grew 1.7%.

•	Net realized pre-tax gains and net unrealized pre-tax gains on equity securities of $13 million, net of performance-based compensatory costs (1).

The Company commented:
Our results for the fourth quarter of 2018 once again demonstrated our strategy for managing volatility. We delivered strong underwriting and investment results during a period of elevated worldwide catastrophes and turbulent securities markets.
The Company continues to grow where it can achieve its targeted return, while de-emphasizing less attractive opportunities. Rate improvement for most lines of business is likely to continue for the foreseeable future, and we expect further gradual progress in reducing our expense ratio during 2019.
We are also seeing higher yields in our fixed-maturity investment portfolio. Our strategic decision to maintain its short duration provides a meaningful opportunity to reinvest at higher yields when interest rates rise, and the flexibility to redeploy funds at the appropriate time.
Managing risk and volatility in all aspects of our business has been a critical component of our strategy for more than 50 years. We remain focused on long-term value creation for our shareholders, only accepting volatility where we believe we can achieve an appropriate risk-adjusted return. Accordingly, we are confident that we will continue to deliver strong returns in 2019 and beyond.

(1) Net realized pre-tax gains and net unrealized pre-tax gains on equity securities before performance-based compensatory costs were $14 million.

Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on January 29, 2019, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.

About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance.

Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2019 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's expected withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2019 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2018	2017	2018	2017
Revenues:
Net premiums written	$1,519,571	$1,478,236	$6,433,227	$6,260,508
Change in unearned premiums	99,988	112,939	(61,722)	50,911
Net premiums earned	1,619,559	1,591,175	6,371,505	6,311,419
Net investment income	159,816	149,186	674,235	575,788
Net realized and unrealized gains on investments:
Net realized and unrealized gains before OTTI (1)	19,746	59,098	160,175	335,858
Other-than-temporary impairments ("OTTI")	(5,687)	—	(5,687)	—
Net realized and unrealized gains on investments	14,059	59,098	154,488	335,858
Revenues from non-insurance businesses	130,948	101,132	372,985	326,165
Insurance service fees	26,582	34,254	117,757	134,729
Other income	622	111	681	805
Total revenues	1,951,586	1,934,956	7,691,651	7,684,764
Expenses:
Losses and loss expenses	1,020,126	976,872	3,974,702	4,002,348
Other operating costs and expenses	601,992	615,778	2,383,221	2,436,932
Expenses from non-insurance businesses	126,252	104,027	364,449	325,417
Interest expense	40,577	36,879	157,185	147,297
Total expenses	1,788,947	1,733,556	6,879,557	6,911,994
Income before income taxes	162,639	201,400	812,094	772,770
Income tax expense	(26,367)	(45,128)	(163,028)	(219,433)
Net income before noncontrolling interests	136,272	156,272	649,066	553,337
Noncontrolling interests	(3,915)	(1,683)	(8,317)	(4,243)
Net income to common stockholders	$132,357	$154,589	$640,749	$549,094

Net income per share:
Basic	$1.04	$1.22	$5.06	$4.40
Diluted	$1.03	$1.21	$5.00	$4.26

Average shares outstanding (2):
Basic	127,067	126,269	126,699	124,843
Diluted	128,407	128,221	128,264	129,018

(1)
Includes net realized gains on investment sales of $60 million reduced by a change in unrealized gains on equity securities of $40 million in the fourth quarter of 2018. For the twelve months ended December 31, 2018, includes net realized gains on investment sales of $480 million reduced by a change in unrealized gains on equity securities of $320 million. The inclusion of change in unrealized gains on equity securities within net income commenced January 1, 2018 due to our adoption of ASU 2016-01.

(2) Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Fourth Quarter		Full Year
	2018	2017	2018	2017
Insurance:
Gross premiums written	$1,704,067	$1,636,139	$7,157,370	$6,869,831
Net premiums written	1,391,491	1,351,233	5,952,861	5,715,871
Premiums earned	1,487,978	1,443,958	5,864,981	5,706,443
Pre-tax income	202,075	198,547	856,011	756,153
Loss ratio	62.1%	61.3%	61.8%	61.6%
Expense ratio	32.6%	33.1%	32.5%	32.9%
GAAP combined ratio	94.7%	94.4%	94.3%	94.5%

Reinsurance:
Gross premiums written	$143,147	$143,307	$545,124	$607,132
Net premiums written	128,080	127,003	480,366	544,637
Premiums earned	131,581	147,217	506,524	604,976
Pre-tax income (loss)	11,457	23,004	62,144	(15,276)
Loss ratio	73.2%	61.9%	68.7%	80.2%
Expense ratio	36.1%	38.3%	37.7%	37.4%
GAAP combined ratio	109.3%	100.2%	106.4%	117.6%

Corporate and Eliminations:
Net realized and unrealized gains on investments	$14,059	$59,098	$154,488	$335,858
Interest expense	(40,577)	(36,879)	(157,185)	(147,297)
Other revenues and expenses	(24,375)	(42,370)	(103,364)	(156,668)
Pre-tax (loss) income	(50,893)	(20,151)	(106,061)	31,893

Consolidated:
Gross premiums written	$1,847,214	$1,779,446	$7,702,494	$7,476,963
Net premiums written	1,519,571	1,478,236	6,433,227	6,260,508
Premiums earned	1,619,559	1,591,175	6,371,505	6,311,419
Pre-tax income	162,639	201,400	812,094	772,770
Loss ratio	63.0%	61.4%	62.4%	63.4%
Expense ratio	32.9%	33.5%	32.9%	33.3%
GAAP combined ratio	95.9%	94.9%	95.3%	96.7%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Full Year
	2018	2017	2018	2017
Net premiums written:
Other liability	$480,761	$446,236	$1,951,906	$1,831,039
Workers' compensation	312,476	329,746	1,480,102	1,495,148
Short-tail lines (1)	289,844	272,112	1,198,878	1,119,988
Commercial automobile	169,792	165,844	759,714	718,387
Professional liability	138,618	137,295	562,261	551,309
Total Insurance	1,391,491	1,351,233	5,952,861	5,715,871
Casualty reinsurance	97,336	90,760	350,282	366,397
Property reinsurance	30,744	36,243	130,084	178,240
Total Reinsurance	128,080	127,003	480,366	544,637
Total	$1,519,571	$1,478,236	$6,433,227	$6,260,508

Losses from catastrophes:
Insurance	$26,367	$13,301	$75,778	$107,147
Reinsurance	19,156	4,402	29,691	77,129
Total	$45,523	$17,703	$105,469	$184,276

Net investment income:
Core portfolio (2)	$137,541	$128,851	$536,730	$488,474
Investment funds	15,274	17,425	109,349	68,169
Arbitrage trading account	7,001	2,910	28,156	19,145
Total	$159,816	$149,186	$674,235	$575,788

Net realized and unrealized gains before OTTI:
Net realized gains on investment sales	$59,789	$59,098	$480,588	$335,858
Change in unrealized gains on equity securities (3)	(40,043)	—	(320,413)	—
Total	$19,746	$59,098	$160,175	$335,858

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$532,408	$533,665	$2,098,881	$2,101,024
Insurance service expenses	27,387	32,469	118,357	129,776
Net foreign currency (gains) losses	(5,033)	1,012	(27,067)	15,267
Other costs and expenses	47,230	48,632	193,050	190,865
Total	$601,992	$615,778	$2,383,221	$2,436,932

Cash flow from operations	$202,039	$189,025	$544,563	$710,883

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) The inclusion of change in unrealized gains on equity securities within net income commenced January 1, 2018 due to our adoption of ASU 2016-01.

Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2018	December 31, 2017

Net invested assets (1)	$18,828,321	$18,508,646
Total assets	24,895,977	24,299,917
Reserves for losses and loss expenses	11,966,448	11,670,408
Senior notes and other debt	1,882,028	1,769,052
Subordinated debentures	907,491	728,218
Common stockholders’ equity (2)	5,437,851	5,411,344
Common stock outstanding (3)	121,996	121,515
Book value per share (4)	44.57	44.53
Tangible book value per share (4)	42.63	42.51

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
As of December 31, 2018, reflected in common stockholders' equity are after-tax unrealized investment losses of $91 million and unrealized currency translation losses of $419 million. As of December 31, 2017, after-tax unrealized investment gains were $375 million and unrealized currency translation losses were $307 million. The decrease in unrealized investment gains during 2018 was primarily attributable to the change in accounting treatment of equity securities and the impact on fixed maturity securities from rising interest rates.

(3)
During the three months ended December 31, 2018, the Company repurchased 256,600 shares of its common stock for $17.9 million. During the full year ended December 31, 2018, the Company repurchased 357,600 shares of its common stock for $24.7 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

Investment Portfolio
December 31, 2018
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$702,240	3.7%
State and municipal:
Special revenue	2,425,868	12.9%
Pre-refunded	430,169	2.3%
Local general obligation	425,337	2.3%
State general obligation	384,706	2.0%
Corporate backed	274,409	1.5%
Total state and municipal	3,940,489	21.0%
Mortgage-backed securities:
Agency	920,496	4.9%
Commercial	342,666	1.8%
Residential - Prime	303,229	1.6%
Residential - Alt A	38,899	0.2%
Total mortgage-backed securities	1,605,290	8.5%
Asset-backed securities	2,438,747	13.0%
Corporate:
Industrial	2,257,821	12.0%
Financial	1,463,922	7.8%
Utilities	329,175	1.7%
Other	60,393	0.3%
Total corporate	4,111,311	21.8%
Foreign government	808,735	4.3%
Total fixed maturity securities (1)	13,606,812	72.3%
Equity securities available for sale:
Preferred stocks	180,814	1.0%
Common stocks	98,192	0.5%
Total equity securities available for sale	279,006	1.5%
Real estate	1,957,092	10.4%
Investment funds (2)	1,331,482	7.1%
Cash and cash equivalents (3)	1,106,568	5.9%
Arbitrage trading account	452,548	2.4%
Loans receivable	94,813	0.4%
Net invested assets	$18,828,321	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 2.8 years, including cash and cash equivalents.

(2)	Investment funds are net of related liabilities of $1.3 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.